UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

June 29, 2010 (June 23, 2010)
Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

World Headquarters
1 Elmcroft Road
Stamford, Connecticut 06926-0700
(Address of principal executive offices)

(203) 356-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2010, the Executive Compensation Committee of the Board of Directors of Pitney Bowes Inc. (the “Company”) approved revised compensation arrangements for Vicki O’Meara in connection with Ms. O’Meara’s promotion to Executive Vice President and President, Pitney Bowes Management Services and Government and Postal Affairs. Effective July 5, 2010, Ms. O’Meara’s target annual incentive under the Company’s Key Employee Incentive Plan will increase from 60% to 80% of base salary and her long-term incentive target for calendar year 2011 will increase from $650,000 to $850,000. In addition, Ms. O’Meara will receive a one-time cash award of $50,000 in recognition of her promotion. Ms. O’Meara’s base salary will remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pitney Bowes Inc.

June 29, 2010

/s/ Johnna G. Torsone

Johnna G. Torsone
Executive Vice President and Chief Human Resources Officer